Exhibit 99.1

URBAN OUTFITTERS, INC.

Second Quarter Results

Philadelphia, PA – August 14, 2008

For Immediate Release	Contact:	John Kyees
Chief Financial Officer
(215) 454-5500

Urban Outfitters’ Earnings Surge 79% in Q2

PHILADELPHIA, August 14, 2008 (PRIME NEWSWIRE) — Urban Outfitters, Inc. (NASDAQ:URBN), a leading lifestyle specialty retail company operating under the Anthropologie, Free People, Terrain and Urban Outfitters brands today announced earnings of $57 million and $100 million for the three and six months ended July 31, 2008, respectively. Earnings per diluted share were $0.33 for the three and $0.58 for the six months.

Key elements of the results are as follows:

•	net sales jumped 30%;

•	comparable store net sales rose 13%;

•	7%, 10% and 19% at Anthropologie, Free People and Urban Outfitters, stores, respectively;

•	Direct-to-consumer net sales rose 42% and Free People Wholesale net sales increased 14%;

•	gross profit improved 43%;

•	operating margin leaped 75%; and

•	earnings surged 79%.

“All of our brands and channels produced exceptional results during the period,” said Glen T. Senk, Chief Executive Officer. “The Company executed superbly throughout the quarter, and we believe we are appropriately positioned for the second half of the year,” finished Mr. Senk.

Net sales for the three and six month periods were as follows:

	Three Months ended		Six months ended
	July 31,		July 31,
	2008	2007	2008	2007
	(in thousands)		(in thousands)
Urban Outfitters stores	$189,812	$140,931	$349,602	$270,839
Anthropologie stores	165,615	137,558	311,211	256,157
Free People stores	7,759	3,300	13,618	5,990
Terrain garden center	2,608	—	3,225	—

Net store sales	365,794	281,789	677,656	532,986

Direct-to-consumer	60,498	42,538	118,746	86,045

Retail segment net sales	426,292	324,327	796,402	619,031

Wholesale	28,003	24,122	52,185	43,962

Total net sales	$454,295	$348,449	$848,587	$662,993

For the three and six months ended July 31, 2008, gross profit margins increased by 373 and 408 basis points, respectively, versus the prior year’s comparable periods. Improvements in initial merchandise cost, reductions in markdowns and leverage of store occupancy costs helped achieve this growth for both periods.

As of July 31, 2008, inventories grew by $25.6 million or 14%, on a year-over-year basis, driven by the acquisition of inventory to stock new retail stores. Total comparable store inventories increased by 3%.

For the three and six months ended July 31, 2008, selling, general and administrative expenses, expressed as a percentage of net sales, decreased by 95 and 55 basis points, respectively, versus the comparable periods last year. This rate improvement was led by the leverage of direct store related costs and was driven by the increase in comparable store net sales.

The Company’s second quarter tax rate improved to 33.2% from 35.7% in the first quarter of this fiscal year. Management estimates an annual effective tax rate of 35% for the full fiscal year. The prior year’s unusually low annual effective tax rate was primarily impacted by the receipt of one-time federal tax incentives for work performed on the development of our new home offices.

During the six months ended July 31, 2008, the Company has opened a total of 24 new stores including: 10 Urban Outfitters stores, 7 Anthropologie stores, 6 Free People stores and 1 Terrain garden center. The Company expects to open 45 new stores during the full fiscal year.

Urban Outfitters, Inc. is an innovative specialty retail company which offers a variety of lifestyle merchandise to highly defined customer niches through 132 Urban Outfitters stores in the United States, Canada, and Europe, two web sites and a catalog; 115 Anthropologie stores, a web site, catalog and Leifsdottir, Anthropologie’s recently launched wholesale concept; Free People Wholesale, which sells its product to approximately 1,700 specialty stores and select department stores; 21 Free People stores, a web-site and catalog; and 1 Terrain garden center as of July 31, 2008.

A conference call will be held today to discuss first quarter results and will be web cast at 11:00 a.m. EDT on:

http://phx.corporate-ir.net/phoenix.zhtml?p=irol-eventDetails&c=115825&eventID=1908465

This news release is being made pursuant to the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. Certain matters contained in this release may constitute forward-looking statements. Any one, or all, of the following factors could cause actual financial results to differ materially from those financial results mentioned in the forward-looking statements: the difficulty in predicting and responding to shifts in fashion trends, changes in the level of competitive pricing and promotional activity and other industry factors, overall economic and market conditions and the resultant impact on consumer spending patterns, including any effects of terrorist acts or war, availability of suitable retail space for expansion, timing of store openings, seasonal fluctuations in gross sales, the departure of one or more key senior managers, import risks, including potential disruptions and changes in duties, tariffs and quotas and other risks identified in filings with the Securities and Exchange Commission. The Company disclaims any intent or obligation to update forward-looking statements even if experience or future changes make it clear that actual results may differ materially from any projected results expressed or implied therein.

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(Tables follow)

URBAN OUTFITTERS, INC.

Condensed Consolidated Statements of Income

(in thousands, except share and per share data)

(unaudited)

	Three Months Ended July 31,		Six Months Ended July 31,
	2008	2007	2008	2007
Net sales	$454,295	$348,449	$848,587	$662,993
Cost of sales, including certain buying, distribution and occupancy costs	267,785	218,422	503,397	420,351

Gross profit	186,510	130,027	345,190	242,642
Selling, general and administrative expenses	103,590	82,756	199,328	159,355

Income from operations	82,920	47,271	145,862	83,287
Other income, net	2,445	2,037	5,665	3,840

Income before income taxes	85,365	49,308	151,527	87,127
Income tax expense	28,377	17,442	51,982	25,894

Net income	$56,988	$31,866	$99,545	$61,233

Net income per common share:
Basic	$0.34	$0.19	$0.60	$0.37

Diluted	$0.33	$0.19	$0.58	$0.36

Weighted average common shares and common share equivalents outstanding:
Basic	166,698,963	165,315,656	166,412,217	165,076,476

Diluted	171,687,530	169,710,489	171,148,661	169,260,752

AS A PERCENT OF NET SALES
Net sales	100.0%	100.0%	100.0%	100.0%
Cost of sales, including certain buying, distribution and occupancy costs	58.9%	62.7%	59.3%	63.4%

Gross profit	41.1%	37.3%	40.7%	36.6%
Selling, general and administrative expenses	22.8%	23.7%	23.5%	24.0%

Income from operations	18.3%	13.6%	17.2%	12.6%
Other income (expense), net	0.5%	0.6%	0.7%	0.6%

Income before income taxes	18.8%	14.2%	17.9%	13.2%
Income tax expense	6.2%	5.0%	6.1%	4.0%

Net income	12.6%	9.2%	11.8%	9.2%

URBAN OUTFITTERS, INC.

Condensed Consolidated Balance Sheets

(in thousands, except share and per share data)

(unaudited)

	July 31, 2008	January 31, 2008	July 31, 2007
Assets
Current assets:
Cash and cash equivalents	$160,391 1	$105,271	$42,387
Marketable securities	76,905	80,127	130,748
Accounts receivable, net of allowance for doubtful accounts of $2,395, $972 and $1,562, respectively	32,468	26,365	24,516
Inventories	211,205	171,925	185,619
Prepaid expenses, deferred taxes and other current assets	47,762	49,922	28,981

Total current assets	528,731	433,610	412,251

Property and equipment, net	507,399	488,889	468,972
Marketable securities	191,129	188,252	68,357
Deferred income taxes and other assets	41,130	32,040	31,426

Total Assets	$1,268,389	$1,142,791	$981,006

Liabilities and Shareholders’ Equity
Current liabilities:
Accounts payable	$88,521	$74,020	$61,058
Accrued expenses, accrued compensation and other current liabilities	83,478	93,358	72,047

Total current liabilities	171,999	167,378	133,105
Deferred rent and other liabilities	128,252	121,982	102,628

Total Liabilities	300,251	289,360	235,733

Shareholders’ equity:
Preferred shares; $.0001 par value, 10,000,000 shares authorized, none issued	—	—	—
Common shares; $.0001 par value, 200,000,000 shares authorized, 167,164,738, 166,104,615 and 165,810,665 issued and outstanding, respectively	17	17	17
Additional paid-in-capital	160,615	144,204	136,551
Retained earnings	801,520	701,975	602,977
Accumulated other comprehensive income	5,986	7,235	5,728

Total Shareholders’ Equity	968,138	853,431	745,273

Total Liabilities and Shareholders’ Equity	$1,268,389	$1,142,791	$981,006